ZAPZORN
PRODUCTION MEDIA MUSIC

Airborne Wireless Network Proposal

Prepared for: Jack Daniels - Airborne Wireless Network
Prepared by: George Gabriel - ZapZorn Inc.

October 24, 2016

ZAPZORN
PRODUCTION MEDIA MUSIC

Date 10/24/16

Jack,

Below you will find the estimate for the Airborne Wireless Network ad campaign media buy and media outreach. This portion of our estimate covers the process of buying media, using our relationships to get stories on air and examples of the digital media creation costs involved. Please review this proposal and call me to discuss if you have any questions.

Sincerely,

George Gabriel

14327 Peach Hill Road
Moorpark, CA 93021
C 805-796-0504
george@zapzorn.com
zapzornprods.com

ZAPZORN
PRODUCTION MEDIA MUSIC

Media buying is a process where we negotiate the costs for time slots in bulk from individual networks to build a company's brand through advertising. There are many different ways to build a brand, especially now in the digital age where most people are not only buying tv spots but are using the internet to do a large portion of image branding. This can range from social media, to web-casts, to banner ads and many other types of media.

ZapZorn Inc. can help build Airborne Wireless Network's brand by using our relationships, artistic skills and digital creativity to make a digital mark through television, web and interactive advertising. This reaches across a whole spectrum of the digital media footprint including:

Social Media: (Twitter, FaceBook, LinkedIn, etc.)

Web Media: (YouTube, Web Programming, Podcasts, etc.)

Digital Advertising (Banner Ads, Email Blasts, etc.)

TV Spots (Commercials)

Image Improvement (Your website, Graphics, Interactive Reports, Interactive Presentations, etc.)

The important part of advertising in digital media is that it is ever changing and ongoing. It involves seeing what works and what doesn't. It can involve changing strategies on the fly to maximize full media exposure. In building a brand, an ongoing media drip of information that continually puts your brand out to the public is what is necessary. It is also important that the image you portray is consistent from internal documents to all other external areas of media. ZapZorn will ensure your image and brand consistency.

It is important to understand the costs involved in *building* the media versus *placing* the media. Placing the media involves negotiating with the networks, getting ads approved, working on ad placements with all media, and bundling advertising. This part of the process is tedious and ongoing. Building the media, however, involves creating content such as video spots, podcasts, banner ads, print media and reports and many other types of digital media including radio spots, websites, graphics and so on. Building media will be handled by separate quotes as determined by ZapZorn and AWN.

To familiarize you with the costs involved in building media and advertising, the following are typical breakdowns (examples, not actual quotes for AWN) for some of the above media types listed:

Example Network Advertising Costs (2 week span)

	EST Zone	9 - 10 am	10 - Noon	Noon - 3	3 - 5 pm	
Week 1						
Monday	Fox Business		$ 610.00	$ 380.00		$ 990.00
	Bloomberg	$ 400.00		$ 400.00		$ 800.00
Tuesday	CNBC	$ 5,350.00			$ 3,658.00	$ 9,008.00
Wednesday	Fox Business		$ 610.00	$ 380.00		$ 990.00
	Bloomberg	$ 400.00		$ 400.00		$ 800.00
Thursday	CNBC	$ 5,350.00			$ 3,658.00	$ 9,008.00
Friday	Fox Business		$ 610.00	$ 380.00		$ 990.00
	Bloomberg	$ 400.00		$ 400.00		$ 800.00
Week 2						
Monday	Fox Business		$ 610.00	$ 380.00		$ 990.00
	Bloomberg	$ 400.00		$ 400.00		$ 800.00
Tuesday	CNBC	$ 5,350.00			$ 3,658.00	$ 9,008.00
Wednesday	Fox Business		$ 610.00	$ 380.00		$ 990.00
	Bloomberg	$ 400.00		$ 400.00		$ 800.00
Thursday	CNBC	$ 5,350.00			$ 3,658.00	$ 9,008.00
Friday	Fox Business		$ 610.00	$ 380.00		$ 990.00
	Bloomberg	$ 400.00		$ 400.00		$ 800.00
						$ 46,772.00

Example Video Production Costs

Shoot Breakdown :30 Spot

Pre-Production - Scripts, Storyboards, Shoot Planning
Production - Video shoot, Motion Graphics
Post-Production - Editing, Music, Color Correction, Voice Overs
Final Outputting - QC - Media delivery

Typical Video Cost range **$10,000 - $20,000+ / Spot**

Example Digital Media Production Costs

Banner Ads (Including Placement)	**$500-$2000+ / per ad**
Podcasts	**$500-$2000+ / per Spot**
Graphics (Branding)	**$3000-$10,000+**
Print Media	**$350 - $1500 + Printing**
Web Blasts	**$350 - $750 + Per campaign**

We propose that you retain ZapZorn Inc. as your media liaison. We will work with you side by side in building a strong, consistent media presence while continually morphing it to the needs of the company. We will also use our relationships and experience to build articles, stories and create a buzz in an ongoing effort of building Airborne Wireless Network's brand. Typically firms charge a 5 figure monthly retainer for services as this. Here is what we propose to keep costs low:

ZapZorn Monthly Retainer for Media Services	**$2500/mo. - 6 months**
Stock Options	**150,000 Shares ABWN**

TIMEFRAME:
Upon acceptance of this proposal we will continue to move forward with media buying and processing individual quotes for media services and media content creation.

PAYMENT SCHEDULE:
Payments are as follows:
For ongoing media services, pay upfront 6 month retainer of $2500/mo. ($15,000) upon signing proposal. **Make checks payable to ZapZorn.**

Stock options to be given in full upon execution of our services.

All ad fees will be paid directly to the network or agency you are advertising with.

DISCLAIMERS:
ZapZorn acts only as a 3rd party media buying liaison and has no responsibility in guaranteeing the warranties or agreements set forth in the media buy. Those responsibilities lie solely between the media outlet and Airborne Wireless Network. ZapZorn makes no guarantees on story and article placement as industry standards and SEC regulations and protocols dictate the creation and content of these stories.

AGREEMENT:
This proposal and terms is agreed to by:

Jack Daniels Airborne Wireless Network	George Gabriel ZapZorn Inc.
____________________ Signature	____________________ Signature
____________________ Date	____________________ Date